Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-30437 of Factory Card & Party Outlet Corp. on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of Factory Card Outlet of America, Ltd. Incentive Savings Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 28, 2006